Sub-Item 77C
Matters Submitted to a Vote of Security
Holders
33-19229
811-5430


         Shareholder Meeting

A Special Meeting of Shareholders of
the SSgA Large Cap Growth
Opportunities Fund was held on June
1, 2007. At the meeting, the
following matter was voted on and
approved by the shareholders. The
results of the Special meeting of
Shareholders are noted below.

Proposal to reclassify the Large Cap
Growth Opportunities Fund from a
diversified to a non-diversified
investment company. This proposal
is referred to as the
Reclassification.


        NUMBER OF VOTES
_______________________________________
Affirmative     Against        Abstain
 1,614,516         0              0
_______________________________________

       PERCENTAGE OF TOTAL VOTES
_______________________________________
Affirmative     Against        Abstain
    100             0             0
_______________________________________


Upon the favorable shareholder vote of
the Reclassification, the Board also
voted in favor of changing the Funds
name to the SSgA Concentrated Growth
Opportunities Fund and the Funds
Principal Investment Strategy was
revised as follows:

The Concentrated Growth Opportunities
Fund is a non-diversified investment
company, as defined by the 1940 Act.
The Funds non-fundamental investment
objective is to seek long-term capital
appreciation by investing in equity
securities. As a non-diversified
investment company, the Fund may hold
large positions in the securities of
a few issuers, or a single issuer.
To the extent the Fund chooses to
give greater weight to securities of
any single issuer developments
affecting that issuer are likely to
have a greater impact on the Funds
share price. Under normal market
conditions, the Fund invests at
least 80 percent of total assets
in securities, such as common stocks,
issued by companies with large
market capitalizations. Shareholders
will be notified 60 days prior to
changing the nonfundamental 80
percent investment policy. The
basis for calculating total assets
for purposes of the 80 percent test
includes the Fund's net assets plus
any borrowings for investment purposes.
The 80 percent investment requirement
applies at the time the Fund
invests its assets. The large
market capitalization companies
include, but are not limited to,
companies represented by the
Russell 1000 Index, which has a
total market capitalization range
as of August 31, 2006 of
approximately 1.4 billion to
409.4 billion. The market-
capitalization range of securities
in the index will fluctuate with
the market. The Fund will measure
its performance against the Russell
1000 Growth Index.

The investment team seeks to find
companies with above-average
earnings growth and profitability,
exhibiting sustainable competitive
advantages. The investment process
starts with identifying a universe
of success-biased companies
diversified across each of the
economic sectors. Global industry
analysts identify well managed
companies with the best long-term
growth prospects, concentrating on
competitive advantages and growth
drivers. All research is conducted
on an industry-relative basis, as
the success factors for companies
vary according to the specific
dynamics of the industry. The
companies in the Fund generally
exhibit stronger potential for
earnings growth than their
industry peers, as well as a plan
to continue the growth trajectory
into the future. The Fund has
broad exposure across economic
sectors, and overweight to the
sectors which, in the team's view,
stand to benefit from the
economic climate. Fund holdings
are driven by the analysts' best
ideas.

The Concentrated Growth Fund
considers the following instruments
or investment strategies to be
principal to the achievement of its
investment objective. Please see
Additional Information about the
Funds' Investment Policies and
Risks in this Prospectus: Cash
sweep, depositary receipts, equity
securities, futures contracts and
options on futures, initial public
offerings IPO holding and IPO
trading, options on securities
and securities indexes, preferred
stock, repurchase agreements, and
securities lending.

In addition to the risks
associated with non-diversification
as describe above, the Concentrated
Growth Opportunities Fund is subject
to the following risks, as described
under Principal Risks: Derivatives,
equity securities, foreign
securities, fundamental strategy,
growth stocks, IPO holding, IPO
trading, large capitalization
securities, management, market,
and portfolio turnover.